UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Under §240.14a-12

SelectQuote, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, of other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0–11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

January [●], 2023

Dear SelectQuote Stockholder:

On behalf of the Board of Directors (the “Board”) of SelectQuote, Inc. (“SelectQuote” or the “Company”), you are cordially invited to attend a Special Meeting of Stockholders to be held on March 2, 2023, at 9:00 a.m. Central Time (the “Special Meeting”). To limit our expenses and support the health and well-being of our stockholders, employees, and directors, the Special Meeting will be held in virtual format only, via live webcast on the Internet. There will be no in-person meeting. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/SLQT2023SM, where you will also be able to vote electronically and submit questions in real time.

At the Special Meeting, stockholders will consider and vote on a proposal to adopt and approve an amendment to our Sixth Amended and Restated Certificate of Incorporation that effects (a) a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio in the range of 1-for-10 to 1-for-20, as determined by our Board at a later date, and (b) a reduction in the number of authorized shares of our common stock by a corresponding ratio.

The proxy statement attached to this letter provides you with information about the proposed amendment. Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission.

It is important that your shares be represented and voted at the meeting. Please vote as soon as possible even if you plan to attend the Special Meeting. We appreciate your continued ownership of SelectQuote shares and your support regarding this matter.

Sincerely,

Timothy R. Danker
Chief Executive Officer

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

SELECTQUOTE, INC.
6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 2, 2023

The Special Meeting of Stockholders of SelectQuote, Inc., a Delaware corporation, will be held at the time and place and for the purposes indicated below.

Date and Time: March 2, 2023 at 9:00 a.m., Central Time

Place: Online, via live virtual webcast, at www.virtualshareholdermeeting.com/SLQT2023SM

Items of Business: At this Special Meeting, or any adjournment or postponement of the Special Meeting, we plan to consider and vote upon the proposals listed below.

Proposal No. 1: A proposal, which we refer to as the “reverse stock split proposal,” to adopt and approve an amendment to our Sixth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to effect (a) a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio in the range of 1-for-10 to 1-for-20, as determined by our Board of Directors at a later date, and (b) a reduction in the number of authorized shares of our common stock by a corresponding ratio.

Proposal No. 2: A proposal, which we refer to as the “adjournment proposal,” to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal.

Notwithstanding approval of the reverse stock split proposal by our stockholders, the Board of Directors reserves its right to elect not to proceed with implementing the reverse stock split proposal at any time prior to the date on which the amendment to our Certificate of Incorporation becomes effective pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), if it determines, in its sole discretion, that the reverse stock split proposal is no longer in the best interests of the Company or its stockholders.

The close of business on January 11, 2023 has been fixed as the record date for determining those SelectQuote stockholders entitled to vote at the Special Meeting (the “Record Date”). Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. The above items of business for the Special Meeting are more fully described in the proxy statement that accompanies this notice.

Your vote is important. Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Special Meeting in person, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the Special Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of SelectQuote a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares in person at the Special Meeting, in which case your prior proxy would be disregarded.

By Order of the Board of Directors

Daniel A. Boulware
General Counsel and Secretary
Overland Park, Kansas
January [●], 2023

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

SELECTQUOTE, INC.
6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211

PROXY STATEMENT

FOR THE SPECIAL MEETING
To Be Held on March 2, 2023

Important Information Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on March 2, 2023:

The Proxy Statement and Notice of Special Meeting are available at www.proxyvote.com

We are providing these proxy materials in connection with the solicitation by the Board of Directors of SelectQuote, Inc. of proxies to be voted at our Special Meeting and any adjournment or postponement thereof. The proxies will be used at our Special Meeting, to be held on March 2, 2023 at 9:00 a.m., Central Time, on the Internet via live virtual webcast. The proxy materials include our Notice of the Special Meeting (the “Notice”) and this proxy statement (the “Proxy Statement”). These materials also include the proxy card and postage-paid return envelope or voting instruction form for the Special Meeting.

This Proxy Statement contains important information regarding our Special Meeting. It identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures. Our proxy materials are first being made available on or about January [●], 2023 to all holders of our common stock, par value $0.01 per share, entitled to vote at the Special Meeting.

In this Proxy Statement, the terms “SelectQuote,” “the Company,” “we,” “us” and “our” refer to SelectQuote, Inc., a Delaware corporation. The mailing address of our principal executive offices is: SelectQuote, Inc., 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211.

Purpose of the Special Meeting

The purpose of the Special Meeting is to consider and vote on the following proposals:

Proposal No. 1: A proposal, which we refer to as the “reverse stock split proposal,” to adopt and approve an amendment to our Sixth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to effect (a) a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio in the range of 1-for-10 to 1-for-20, as determined by our Board of Directors at a later date, and (b) a reduction in the number of authorized shares of our common stock by a corresponding ratio.

Proposal No. 2: A proposal, which we refer to as the “adjournment proposal,” to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal.

If the reverse stock split proposal is approved by the Company’s stockholders at the Special Meeting, it will be effected, if at all, only upon a subsequent determination by the Board of Directors that the Reverse Stock Split and Authorized Share Reduction are in the best interests of the Company and our stockholders at the time the reverse stock split proposal is effected. The Board may make this determination as soon as immediately following the conclusion of the Special Meeting, and the Reverse Stock Split and Authorized Share Reduction could become effective as soon as the business day immediately following the Special Meeting.

Notwithstanding approval of the reverse stock split proposal by our stockholders, the Board of Directors reserves its right to elect not to proceed with implementing the reverse stock split proposal at any time prior to the date on which the amendment to our Certificate of Incorporation becomes effective pursuant to the DGCL, if it determines, in its sole discretion, that the reverse stock split proposal is no longer in the best interests of the Company or its stockholders.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Who is entitled to vote at the Special Meeting?

Holders of SelectQuote common stock as of the close of business on the Record Date, January 11, 2023, will receive notice of, and be eligible to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. At the close of business on the Record Date, SelectQuote had outstanding and entitled to vote [●] shares of common stock. No other shares of SelectQuote capital stock are entitled to notice of and to vote at the Special Meeting. Each share of common stock is entitled to one vote on each proposal.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and our proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Special Meeting through the online virtual meeting platform. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and our proxy materials were forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Special Meeting unless you follow your broker, bank, or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”

What matters will be voted on at the Special Meeting?

The two proposals that are scheduled to be considered and voted on at the Special Meeting are the reverse stock split proposal and the adjournment proposal.

How does the board recommend I vote on these proposals?

The Board of Directors recommends that you vote “FOR” the reverse stock split proposal and “FOR” the adjournment proposal.

Why does SelectQuote need to hold this vote?

On October 20, 2022, we were notified in writing by the New York Stock Exchange, Inc. (the “NYSE”) that the average closing trading price of our common stock was below the criteria of the NYSE’s continued listing standards, as the average per share closing price of our common stock over a consecutive 30-trading-day period was less than $1.00. In the letter, the NYSE stated that we have a six-month cure period that started on October 20, 2022 to bring the price of our common stock and the 30-trading-day average closing price of our common stock above $1.00. In the letter, the NYSE further stated that in the event a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained at the expiration of the six-month cure period, the NYSE will commence suspension and delisting procedures. The NYSE has reserved the right to reevaluate its continued listing determinations relating to companies who are notified of non-compliance like SelectQuote with respect to the NYSE’s qualitative listing standards, including if our shares trade at sustained levels that are considered to be abnormally low. On December 1, 2022, we provided written notice to the NYSE of the Board of Directors’ approval to pursue a reverse stock split in order to bring our share price and average share price back above $1.00 within the six-month cure period, if necessary.

Our Board of Directors has determined that an amendment to our Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction may be necessary to promote the continued listing of our common stock on the NYSE and is in the best interests of our stockholders. If approved and implemented, the Board of Directors will select a reverse stock split ratio in the range 1-for-10 to 1-for-20, at a later date based on various factors, including the then-prevailing market conditions and the existing and expected per share trading prices of our common stock. Pursuant to the law of our state of incorporation, Delaware, our Board of Directors must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for approval. Accordingly, our Board of Directors is requesting your proxy to vote “FOR” the reverse stock split proposal and “FOR” the adjournment proposal.

In addition to bringing the per-share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

What do I need to be able to attend the Special Meeting online?

We will be hosting our Special Meeting via live webcast only. Any stockholder as of the Record Date can attend the Special Meeting live online at www.virtualshareholdermeeting.com/SLQT2023SM. The webcast will be accessible beginning at 8:45 a.m., Central Time, on March 2, 2023. The meeting will begin 15 minutes later, at 9:00 a.m., Central Time. Stockholders may vote and ask questions while attending the Special Meeting online. In order to be able to attend the Special Meeting, you will need the 16-digit control number, which is located on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials. Instructions on how to participate in the Special Meeting are also posted online at www.proxyvote.com.

How do I vote?

You may vote in any of the following ways:

•By Internet (Before the Special Meeting): You may vote over the Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on March 1, 2023. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials;

•By Telephone: You may vote by toll-free telephone at 1-800-690-6903, until 11:59 p.m., Eastern Time, on March 1, 2023. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials;

•By Mail: If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it promptly in the postage-paid envelope we have provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by U.S. mail must be received before the start of the Special Meeting;

•By Internet (During the Special Meeting): You may vote during the Special Meeting by going to www.virtualshareholdermeeting.com/SLQT2023SM. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the Special Meeting.

If you are a street name stockholder, please follow the instructions from your broker, bank, or other nominee to vote by Internet, telephone, or mail. Street name stockholders may not vote via the Internet at the Special Meeting unless they receive a legal proxy from their respective brokers, banks, or other nominees.

If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?

Under NYSE rules, the reverse stock split proposal and the adjournment proposal are considered “discretionary” items. Consequently, for both proposals, a broker will have discretion to vote your shares and, therefore, may vote your shares with respect to both proposals if you do not provide your broker with instructions on such proposal.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If you provide specific voting instructions, your shares will be voted at the Special Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” the reverse stock split proposal and “FOR” the adjournment proposal.

Who may attend the Special Meeting?

All stockholders are invited to attend the Special Meeting. Persons who are not stockholders may attend only if invited by the Board of Directors. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

•notifying our Secretary, in writing, at SelectQuote, Inc., 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211, before the vote is counted;

•voting again using the telephone or Internet before 11:59 p.m., Eastern Time, on March 1, 2023 (your latest telephone or Internet proxy is the one that will be counted); or

•attending the Special Meeting online and voting virtually during the meeting. Simply logging into the Special Meeting online will not, by itself, revoke your proxy.

If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank, or nominee.

What are the quorum and voting requirements for the proposals?

In order to take action on the proposals, a quorum, consisting of the holders of [●] shares (a majority of the aggregate number of shares of SelectQuote common stock) issued and outstanding and entitled to vote as of the Record Date for the Special Meeting, must be present in person or by proxy. This is referred to as a “quorum.” Proxies marked “Abstain” and broker non-votes (as further discussed below) will be treated as shares that are present for purposes of determining the presence of a quorum.

The affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Special Meeting is required to adopt and approve the reverse stock split proposal.

The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote on the matter is required to approve the adjournment proposal.

What happens if a quorum is not present at the Special Meeting?

If the shares present in person or represented by proxy at the Special Meeting are not sufficient to constitute a quorum, the stockholders by a vote of the holders of a majority of votes present in person or represented by proxy (which may be voted by the proxyholders) may, without further notice to any stockholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention” and how would it affect the vote?

An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. Abstentions with respect to the reverse stock split proposal and the adjournment proposal will have the same effect as a vote “Against” the proposals.

What is a broker “non-vote” and how would it affect the vote?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares so the broker is unable to vote those uninstructed shares. Brokers will have discretionary voting power to vote on both proposals, so we do not anticipate any broker non-votes.

Could other matters be decided at the Special Meeting?

Other than the reverse stock split proposal and the adjournment proposal, no other matters will be presented for action by the stockholders at the Special Meeting.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

Who will conduct the proxy solicitation and how much will it cost?

We are soliciting proxies from stockholders on behalf of our Board and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and associates of SelectQuote and its subsidiaries may solicit proxies from stockholders of SelectQuote in person or by telephone, facsimile or email without additional compensation other than reimbursement for their actual expenses.

We have retained Georgeson LLC to assist in the solicitation of proxies. We expect to pay fifteen thousand dollars ($15,000), plus reimbursement of reasonable expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with the forwarding of solicitation materials to the beneficial owners of our stock.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which is permitted under the rules of the Securities and Exchange Commission (“SEC”). Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at investorrelations@selectquote.com or:

SelectQuote, Inc.
Attention: Investor Relations
6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

If you have any questions or need assistance voting your shares of SelectQuote common stock, please contact Georgeson LLC, SelectQuote’s proxy solicitor, by calling 1-866-278-8941.

PROPOSAL ONE:
THE REVERSE STOCK SPLIT PROPOSAL

General

SelectQuote is asking stockholders to adopt and approve a proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. Our Board of Directors has unanimously approved and declared advisable the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The following description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex A.

If stockholders approve this proposal, the Board of Directors will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split and the Authorized Share Reduction only if the Board of Directors determines that the Reverse Stock Split and the Authorized Share Reduction would be in the best interests of SelectQuote and its stockholders. The Reverse Stock Split and Authorized Share Reduction could become effective as soon as the business day immediately following the Special Meeting. The Board of Directors also may determine in its discretion not to effect the Reverse Stock Split and the Authorized Share Reduction and not to file the Certificate of Amendment. SelectQuote will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction.

The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of SelectQuote’s common stock at a reverse stock split ratio in the range of 1-for-10 to 1-for-20, as determined by our Board of Directors at a later date. As of the Record Date, [●] shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the reverse stock split ratio selected by our Board of Directors, issued and outstanding shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Effect on Shares of Common Stock.” The proposed amendment will result in a reduction of the total number of shares of SelectQuote’s common stock that SelectQuote is authorized to issue by a corresponding ratio. See “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Effect on Shares of Common Stock” for the number of shares of common stock authorized but not outstanding or reserved that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split and the Authorized Share Reduction. All holders of SelectQuote’s common stock will be affected proportionately by the Reverse Stock Split and the Authorized Share Reduction.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.01 per share (see “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Reduction in Stated Capital”).

Reasons for the Reverse Stock Split and the Authorized Share Reduction

Reverse Stock Split

Our Board of Directors has determined that it is in the best interests of SelectQuote and its stockholders to combine our shares of common stock within a range of 1-for-10 to 1-for-20, as determined by the Board of Directors at a later date, in order to reduce the number of shares of common stock outstanding. Our Board of Directors authorized the reverse split of our common stock with the primary intent of increasing the per share trading price of our common stock in order to meet the NYSE’s price criteria for continued listing on that exchange. Our common stock is publicly traded and listed on the NYSE under the symbol “SLQT.” Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in SelectQuote’s and our stockholders’ best interests.

On October 20, 2022, we were notified in writing by the NYSE that the average closing trading price of our common stock was below the criteria of the NYSE’s continued listing standards, as the average per share closing price of our common stock over a consecutive 30-trading-day period was less than $1.00. In the letter, the NYSE stated that we have a six-month cure period that started on October 20, 2022 to bring the price of our common stock and the 30-trading-day average closing price of our common stock above $1.00. In the letter, the NYSE further stated that in the event a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained at the expiration of the six-month cure period, the NYSE will commence suspension and delisting procedures. The NYSE has reserved the right to reevaluate its continued listing determinations relating to companies who are notified of non-compliance like SelectQuote with respect to the NYSE’s qualitative listing standards, including if our shares trade at sustained levels that are considered to be abnormally low. On December 1, 2022, we provided written notice to the NYSE of the Board of Directors’ approval to pursue a reverse stock split in order to bring our share price and average share price back above $1.00 within the six-month cure period, if necessary.

In addition to bringing the per-share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future.

Authorized Share Reduction

As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if stockholders adopt and approve the amendment to the Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction and the Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced by a corresponding ratio.

Criteria to Be Used for Determining Whether to Implement the Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the amendment to our Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, the Board of Directors may consider, among other things, various factors, such as:

•the historical trading price and trading volume of our common stock;
•the NYSE Continued Listing Standards requirements;

•the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term; and

•prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.

We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.

The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Effective Time

The effective time of the Reverse Stock Split and the Authorized Share Reduction (the “Effective Time”), if approved by stockholders and implemented by SelectQuote, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. It is expected that such filing will take place promptly following the Special Meeting, assuming the stockholders approve the amendment. The Effective Time could occur as soon as the business day immediately following the Special Meeting. However, the exact timing of the filing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board of Directors, in its sole discretion, determines that it is in SelectQuote’s best interests and the best interests of SelectQuote’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction, the Reverse Stock Split and the Authorized Share Reduction may be delayed or abandoned.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of SelectQuote’s common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold SelectQuote’s common stock after the Reverse Stock Split, you may do so by either:

•purchasing a sufficient number of shares of SelectQuote’s common stock; or

•if you have shares of SelectQuote’s common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split and the Authorized Share Reduction

General

After the effective date of the Reverse Stock Split and the Authorized Share Reduction, if implemented by the Board of Directors, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split and the Authorized Share Reduction will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

The following table contains approximate information, based on share information as of [●], 2023, relating to our outstanding common stock based on reverse stock split ratios within the proposed range and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split and the Authorized Share Reduction are implemented:

	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	700,000,000	[●]	[●]	[●]
Post-Reverse Stock Split (1:10)	70,000,000	[●]	[●]	[●]
Post-Reverse Stock Split (1:20)	35,000,000	[●]	[●]	[●]

After the effective date of the Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Following the Reverse Stock Split, our common stock will continue to be listed on the NYSE under the symbol “SLQT,” although it will be considered a new listing with a new CUSIP number.

Effect on Par Value

The proposed amendments to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.01.

Reduction in Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Effect on SelectQuote’s Stock Plans

As of [●], 2023, we had approximately [●] shares subject to stock options and [●] shares subject to unvested restricted stock units (including performance-based units) outstanding under our stock incentive plans. Under our 2003 Stock Incentive Plan, as amended (the “2003 Plan”), 2020 Omnibus Incentive Plan (the “2020 Plan”) and 2020 Employee Stock Purchase Plan, as amended (together with the 2003 Plan and the 2020 Plan, the “Stock Plans”), the Compensation Committee of our Board of Directors (the “Compensation Committee”) has sole discretion to determine the appropriate adjustment to the awards granted and reserved for issuance under our Stock Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise price, grant price or purchase price relating to any such award under the Stock Plans, are expected to be proportionately adjusted by the Compensation Committee to reflect the Reverse Stock Split. The Compensation Committee will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Stock Plans. In addition, pursuant to the authority provided under the Stock Plans, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Stock Plans.

Specifically, it is expected that the number of shares subject to awards under the Stock Plans will be adjusted in each case to equal the product of the number of shares subject to the applicable award immediately prior to the Reverse Stock Split multiplied by the reverse stock split ratio (rounded to the nearest whole share (in the case of stock options, down to the nearest whole share)), that the exercise price of any stock option will be adjusted to equal the quotient of the number of shares subject to the applicable stock option immediately prior to the Reverse Stock Split divided by the reverse stock split ratio (rounded up to the nearest whole cent), and that the stock price goal of any price-vested restricted stock unit awards will be adjusted in each case to equal the product of the applicable price goal in effect immediately prior to the Reverse Stock Split multiplied by the reverse stock split ratio (rounded up to the nearest whole cent).

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank, or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of SelectQuote’s common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Shares Held in Certificated Form

If you hold any of your shares of our common stock in certificated form (the “Old Certificate(s)”), you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can deliver your Old Certificate(s) so that you are in a position to freely trade your post-Reverse Stock Split shares of our common stock, which will be in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after your delivery of a letter of transmittal indicating the number of shares of our common stock you hold, together with any payment of cash in lieu of fractional shares to which you are entitled. Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the Reverse Stock Split.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Special Meeting is required to adopt and approve the amendment to our Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. Because adoption and approval of the amendment to our Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction requires a majority of the outstanding shares, an abstention with respect to the reverse stock split proposal will have the same effect as a vote “Against” the proposal.

The SelectQuote Board of Directors recommends that you vote “FOR” the reverse stock split proposal.

No Appraisal Rights

Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the reverse stock split described in this proposal, and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to Be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Share Reduction that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share.
Such capital gain or loss should generally be long-term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the Effective Time.

The Board of Directors recommends that you vote “FOR” the reverse stock split proposal.

PROPOSAL TWO:
THE ADJOURNMENT PROPOSAL

General

SelectQuote is asking stockholders to approve, if necessary, adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

Under Delaware law, the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote on the matter is required to approve the adjournment proposal. Abstentions with respect the adjournment proposal will have the same effect as a vote “Against” the proposal.

The Board of Directors recommends that you vote “FOR” the adjournment proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of December 30, 2022, regarding the ownership of our common stock by:

•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding common stock;

•each of our directors;

•each of our named executive officers; and

•all of our executive officers and directors as a group.

    In accordance with SEC rules, each listed stockholder’s beneficial ownership includes:

•all shares of our common stock the stockholder actually owns beneficially or of record;

•all shares of our common stock over which the stockholder has or shares voting or dispositive power (such as in the capacity as a general partner of an investment fund); and

•all shares of our common stock the stockholder has the right to acquire within 60 days of December 30, 2022 (such as restricted stock units that are scheduled to vest within 60 days of the aforementioned date.)

    Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

    Unless otherwise indicated, the address of all listed stockholders is: c/o SelectQuote, Inc., 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Entities associated with Brookside Equity Partners LLC	17,678,757(2)	10.6%
The Vanguard Group	12,957,297(3)	7.8%
BlackRock, Inc.	9,721,883(4)	5.8%
Directors and Executive Officers
Daniel A. Boulware	61,121(5)	*
Ryan M. Clement	—	*
Timothy R. Danker	1,648,454(6)	1.0%
Earl H. Devanny III	67,734(7)	*
Denise L. Devine	33,234(8)	*
Robert Grant	3,888,792(9)	2.3%
William Grant II	3,705,254(10)	2.2%
William Grant III	3,966,007(11)	2.4%
Donald L. Hawks	62,568	*
Dr. Kavita K. Patel	28,298(12)	*
Raymond F. Weldon	746,886(13)	*
All directors and executive officers as a group (15 persons)	13,847,975	9.0%

* Represents less than 1% of the total shares of common stock outstanding as of the date of filing.

(1)	Shares are held directly unless otherwise indicated by footnote. Percentages are based on 166,510,622 total shares of common stock outstanding as of December 30, 2022.
(2)	Includes 8,877,872 shares of common stock held by BEP III LLC; 6,911,960 shares of common stock held by BEP III Co-Invest LLC; and 1,889,285 shares of common stock held by SQ Co-Investors LLC. Brookside Equity Partners LLC, the manager of each of these three entities, may be deemed to have sole voting and dispositive power with respect to all shares reported on this line. The address of each of these stockholders is 201 Tresser Boulevard, Suite 320, Stamford, Connecticut 06901.
(3)	On February 9, 2022, The Vanguard Group filed a Schedule 13G to report beneficial ownership of an aggregate of 12,957,297 shares of our common stock, of which it has shared voting power with respect to 239,034 shares, sole dispositive power with respect to 12,636,185 shares, and shared dispositive power with respect to 321,112 shares. According to the Schedule 13G, The Vanguard Group does not have sole voting power with respect to any of the shares reported on this line. The address of this stockholder is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)	On November 9, 2022, BlackRock, Inc. filed a Schedule 13G to report beneficial ownership of an aggregate of 9,721,883 shares of our common stock, of which it has sole dispositive power with respect to all shares and sole voting power with respect to 9,429,654 shares. According to the Schedule 13G, BlackRock, Inc. does not have shared voting power or shared dispositive power with respect to any of the shares reported on this line. The address of this stockholder is 55 East 52nd Street, New York, New York 10055.
(5)	Includes 4,367 shares of common stock held directly by Mr. Boulware, 1,100 shares of common stock beneficially owned through Mr. Boulware's spouse, Sasha Boulware, and 55,654 shares of common stock subject to stock awards exercisable within 60 days of December 30, 2022.
(6)	Includes 1,564,383 shares of common stock held directly by Mr. Danker; 9,398 shares of common stock beneficially owned by Mr. Danker through his Mainstar Trust IRA; and 74,673 shares of common stock subject to stock awards exercisable within 60 days of December 30, 2022.
(7)	Includes 12,568 shares of common stock held directly by Mr. Devanny; 38,500 shares of common stock beneficially owned through Devanny LLC, an investment entity in which Mr. Devanny holds a 2% ownership interest; and 16,666 shares of common stock subject to stock awards exercisable within 60 days of December 30, 2022. Mr. Devanny disclaims beneficial ownership of the shares held by Devanny LLC, except to the extent of his pecuniary interest therein.
(8)	Includes 16,568 shares of common stock held directly by Ms. Devine and 16,666 shares of common stock subject to stock awards exercisable within 60 days of December 30, 2022.
(9)	Includes 1,317,272 shares of common stock held directly by Mr. Grant; 1,242,000 shares of common stock beneficially owned by Mr. Grant in his capacity as the trustee of the Robert Clay Grant Irrevocable Trust; and 240,151 shares of common stock subject to stock awards exercisable within 60 days of December 30, 2022. Also includes 1,089,369 shares of common stock beneficially owned by Mr. Grant through Haakon Capital LLC, an investment entity in which he and William Grant III, our Chief Operating Officer, each own a one-third ownership stake. The shares of common stock held by Haakon Capital LLC are also included in the beneficial ownership number reported in this table for Mr. William Grant III but were counted only once for purposes of computing the aggregate number of shares owned by our directors and officers as a group. Mr. Grant disclaims beneficial ownership of the shares held by Haakon Capital LLC, except to the extent of his pecuniary interest therein.
(10)	Includes 1,968,469 shares of common stock held directly by Mr. Grant; 391,361 shares of common stock beneficially owned by Mr. Grant through his Mainstar Trust IRA; and 1,345,424 shares of common stock beneficially owned by Mr. Grant in his capacity as trustee of the W. Thomas Grant II Family Irrevocable Trust.
(11)	Includes 1,619,223 shares of common stock held directly by Mr. Grant; 10,681 shares of common stock beneficially owned by Mr. Grant through his Mainstar Trust IRA; 1,150,000 shares of common stock beneficially owned by Mr. Grant in his capacity as trustee of the W. Thomas Grant III Irrevocable Trust; and 96,734 shares of common stock subject to stock awards exercisable within 60 days of December 30, 2022. Also includes 1,089,369 shares of common stock beneficially owned by Mr. Grant through Haakon Capital LLC, an investment entity in which he and Robert Grant, the President of the Company, each own a one-third ownership stake. The shares of common stock held by Haakon Capital LLC are also included in the beneficial ownership number reported in this table for Mr. Robert Grant but were counted only once for purposes of computing the aggregate number of shares owned by our directors and officers as a group. Mr. Grant disclaims beneficial ownership of the shares held by Haakon Capital LLC, except to the extent of his pecuniary interest therein.
(12)	Includes 12,568 shares of common stock held directly by Dr. Patel and 15,730 shares of common stock subject to stock awards exercisable within 60 days of December 30, 2022.
(13)	Includes 62,568 shares of common stock held directly by Mr. Weldon and his spouse, Lea Weldon, and 684,318 shares of common stock held by Mr. Weldon in his capacity as a director of Park AQ Pension Management, Inc., the investment adviser to the Ampex Retirement Master Trust. Mr. Weldon disclaims beneficial ownership of the shares held by the Ampex Retirement Master Trust, with respect to which shares he has shared voting and dispositive power.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this proxy statement that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding SelectQuote’s intent to solicit approval of the proposal to effect a reverse stock split and an authorized share reduction, the timing of the reverse stock split, the potential benefits of a reverse stock split, including but not limited to increased investor interest, continued listing on the New York Stock Exchange, the potential for a higher stock price, the timing and effects of the proposed amendments to our Certificate of Incorporation, and any assumptions underlying any of the foregoing. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Our actual results may differ materially from those indicated in these forward-looking statements due to a number of important factors, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic; our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K that we have filed with the Securities and Exchange Commission, and our subsequent filings with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR CONSIDERATION AT OUR 2023 ANNUAL MEETING

Whether or not the amendments to our Certificate of Incorporation are approved, we will hold our regular annual meeting of stockholders in 2023 (the “2023 Annual Meeting”). Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2023 Annual Meeting by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 Annual Meeting, our Secretary must receive the written proposal at our principal executive offices no later than June 7, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act. Stockholder proposals should be addressed to:

SelectQuote, Inc.
Attention: Corporate Secretary
6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
Our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the discretion of our Board, (ii) otherwise properly made at such annual meeting by or at the direction of our Board, or (iii) otherwise properly requested to be brought before such annual meeting by a stockholder of the Company who is entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2023 Annual Meeting, our Secretary must receive the written notice at our principal executive offices at 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211:

•not earlier than the close of business on July 18, 2023; and

•not later than the close of business on August 17, 2023.

In the event we hold the 2023 Annual Meeting more than 30 days before or more than 60 days after the one-year anniversary of the 2022 annual meeting of stockholder, then, for notice by the stockholder to be timely, it must be received by our Secretary not earlier than the close of business on the 120th day prior to the scheduled date of the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2023 Annual Meeting or, if the first public announcement of the date of the 2023 Annual Meeting is less than 100 days prior to the date of such meeting, the tenth day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

A copy of our amended and restated bylaws is available via the SEC’s website at www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

OTHER MATTERS

No matters, other than the reverse stock split proposal and the adjournment proposal, will be presented for action at the Special Meeting.

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SELECTQUOTE, INC.

SELECTQUOTE, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation, each [●]1 shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: Upon the Effective Time, the first paragraph of Article IV of the Corporation’s Sixth Amended and Restated Certificate of Incorporation, relating to the capital structure of the Corporation, is hereby amended to read in its entirety as set forth below:

A. Authorized Capital Stock. The Corporation shall be authorized to issue [●] ([●])2 shares of capital stock, of which (i) [●] ([●])3 shares shall be shares of Common Stock, $0.01 par value per share (“Common Stock”) and (ii) Seventy Million (70,000,000) shares shall be shares of Preferred Stock, $0.01 par value per share.

THIRD: This Certificate of Amendment shall become effective as of [●], 2023 at [●] [a.m./p.m.].

FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [●] day of [●], 2023.

1 To be based on a reverse stock split ratio of between 1:10 and 1:20, as determined by the Board of Directors.
2 To be equal to the sum of the number of shares of capital stock referred to in clauses (i) and (ii).
3 To be based on a reverse stock split ratio of between 1:10 and 1:20, as determined by the Board of Directors.

PRELIMINARY—SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 1, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SLQT2023SM**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 1, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000586451_1 R1.0.0.3

PRELIMINARY—SUBJECT TO COMPLETION

SELECTQUOTE, INC.
Special Meeting of Stockholders
March 2, 2023 9:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Ryan Clement, Interim Chief Financial Officer, and Al Boulware, General Counsel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SELECTQUOTE, INC. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, Central Time, on March 2, 2023, at www.virtualshareholdermeeting.com/SLQT2023SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000586451_2 R1.0.0.3

Continued and to be signed on reverse side